Exhibit 10.1(b)

June 1, 2012

Warrington Asset Management LLC

200 Crescent Court – Suite 900

Dallas, Texas 75201

Attention: Mr. Scott C. Kimple

Re:	Management Agreement Renewal

Dear Mr. Kimple:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made below (the “Management Agreement”). We are extending the term of the Management Agreement through June 30, 2013 and all other provisions of the Management Agreement will remain unchanged.

•	Warrington Futures Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Brian Centner at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1290.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Brian Centner
Brian Centner
Chief Financial Officer and Director

WARRINGTON ASSET MANAGEMENT LLC

By:	/s/ Scott Kimple
Print Name: Scott Kimple

BC/sr